                                                                   Exhibit 10.26

                             EMPLOYMENT AGREEMENT

                                    Parties
                                    -------

          This Employment Agreement (the "Agreement") made as of July 17, 2000 is entered into by and between Endo Pharmaceuticals Holdings Inc., with its principal business address at 223 Wilmington-West Chester Pike, Chadds Ford, Pennsylvania 19317 (the "Company"), and John W. Lyle, residing at 28 Inlet Terrace, Belmar, New Jersey 07719 ("Executive").

                                   Recitals
                                   --------

          A. The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 26, 1999 and amended from time to time, among the Company, Endo Inc., a Delaware corporation and a newly formed wholly owned subsidiary of the Company ("Sub"), and [Target] Pharmaceutical Corporation, a Delaware Corporation (the "Target"), pursuant to which, among other things, the Target will merge with and into Sub.

          B. The Company desires to retain Executive to provide the services hereinafter set forth.

          C. Executive is willing to continue to provide such services to the Company on the terms and conditions hereinafter set forth.

                              Terms of Agreement
                              ------------------

          The parties agree as follows:

          1.   Employment.
               ----------

               1.1 The Company hereby retains Executive's employment (subject to the provisions of Section 6) in a senior executive capacity with the Company. The Executive shall perform such duties and services, consistent with his positions, as may be assigned to him from time to time by the Board of Directors of the Company or its designee. In furtherance of the foregoing, the Executive hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time by the Board of Directors of the Company or its designee. During the Employment Period, the Company shall provide the Executive with an office, secretarial and other support services comparable to those provided to other senior executive officers of the Company at its headquarters and at the Company's facility at 1333 Campus Parkway, Neptune, New Jersey 07753 for so long as the Company maintains such facility and afterward at another facility of the Company convenient to the Executive to be chosen at Executive's discretion.

               1.2 Executive hereby accepts this employment on and subject to the terms and conditions set forth in this Agreement, and shall use his reasonable best efforts to promote the Company's interests.

          2.   Compensations Benefits.
               ----------------------

               2.1  Salary. During the Employment Period, as compensation for
                    ------
Executive's performance of Executive's duties under this Agreement, the Company shall pay Executive a Base Salary ("Base Salary") at the annual rate of $325,000 from the date of this Agreement through December 31, 2000. Thereafter, the Base Salary shall be subject to increase at the option and in the sole discretion of the Board of Directors of the Company annually. The Base Salary shall be payable in installments pursuant to the Company's executive payroll policies in force at the time of payment (but not less frequently than monthly) for the month or shorter pay period then ended, subject to applicable withholding for FICA, income taxes and other required payroll deductions.

                    2.1.1 The Executive's Base Salary will be supplemented by payment of performance bonuses at the option and in the sole discretion of the Board of Directors of the Company annually.

               2.2  Expenses. During the Employment Period, to the extent such
                    --------
expenditures meet the requirements and the policies of the Company for senior executives, the Company shall reimburse Executive promptly for all reasonable travel, entertainment, parking, business meeting and similar expenditures in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor and in accordance with the Company's customary procedures. During the Employment Period, the Company shall provide Executive with a mobile phone, facsimile machine and photocopying machine for his home office, and the Company shall reimburse Executive for expenses incurred in the use thereof by Executive in pursuance and furtherance of the Company's business, upon presentation of proper vouchers or receipts therefor and in accordance with the Company's customary procedures.

               2.3  Other Benefits. Executive shall be entitled to participate,
                    --------------
at Executive's option and as eligible, in any Company plans for the benefit of officers and key employees as from time to time established, including, without limitation, profit sharing, pension plan, stock option plans, performance bonus plans, disability, medical and group life insurance. If the Company shall not provide coverage for comprehensive family major medical, family dental, disability and life insurance to Executive, he shall be reimbursed for the cost of such coverage acquired by him elsewhere.

          3.   Employment Period; Termination.
               ------------------------------

               3.1  Employment Period. Executive's employment term ("Employment
                    -----------------
Period") shall terminate on the fifth anniversary of the date of this Agreement unless earlier terminated pursuant to Section 3.2.

               3.2  Termination.
                    -----------

                    3.2.1     Termination for Cause. The Company may, upon the
                              ---------------------
approval of a majority of the members of the Board of Directors of the Company, discharge Executive and terminate the Employment Period for cause. Discharge for cause shall be effective ten (10) days after Executive's receipt of written notice of discharge or at such later date as may be specified in that notice, provided such notice contains the specific reasons and the specific events upon which discharge is predicated. If Executive is discharged for cause, Executive shall only be entitled to Base Salary through the effective date of the discharge or termination. As used in this paragraph, "cause" shall mean any or all of the following:

                         (i)  Willful and grossly negligent action taken by
Executive which materially harms, or can reasonably be expected to harm, the Company;

                         (ii) Commission of a fraud, misappropriation,
embezzlement, or criminal misconduct that would constitute a felony or adversely affect the reputation of the Company or any of its affiliates (for purposes of this Employment Agreement the term "affiliates" shall be deemed to include, but not necessarily be limited to the corporation to which the Company assigns its rights to the name, "Endo Pharmaceuticals" or any variation thereof); or

                        (iii) If Executive shall be in breach of, or in default under, any material provision, term or covenant of Article 4 of this Agreement (other than a breach or default described in clauses (i) and (ii)) and shall fail to cure such breach or default within a reasonable time after written notice describing such breach or default in particular by the Company; provided,
                                                                       --------
however, that the Company need not give such notice of, and Executive shall not
-------
have such opportunity to cure, any material breach or default of any provision, term or covenant of Article 4 of this Agreement if Executive had previously committed such material breach or default and received notice thereof pursuant to this clause (iii). The Employment Agreement shall only be terminable by the Company with cause; provided, however, that "cause" shall in no event include
                    --------  -------
failure by Executive to perform services under this Agreement because the Company and Executive have failed to agree on the nature, amount, scope or timing of his services.

               3.2.2     Termination for other than Cause. During the Employment
                         --------------------------------
Period, the Company may terminate Executive's employment at any time for other than cause on 30 days' written notice to Executive. Such termination shall be deemed effective 30 days after Executive's receipt of the written notice of termination or at such later date as may be specified in such notice.

               3.2.3     Involuntary Termination. If, during the Employment
                         -----------------------
Period, Executive becomes ill, disabled or otherwise incapacitated so as to be unable regularly to perform his usual duties for a period in excess of 120 consecutive days, or more than 150 days in any consecutive twelve-month period (such condition being hereinafter referred to as "Disability"), the Company shall have the right, with the approval of a majority of the members of the Board of Directors, to terminate Executive's employment on 30 days' written notice to Executive (such termination, or Executive's death, being herein referred to as "Involuntary Termination"). If the Executive dies during the Employment Period, his employment hereunder shall be deemed to have ceased as of the date of his death.

               3.2.4     Voluntary Termination. Any termination of the
                         ---------------------
employment of the Executive hereunder effectuated by the Executive shall be deemed to be a

"Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon such termination.

               3.3  Effect of Termination of Employment.
                    -----------------------------------

                    3.3.1 Upon the termination of the Executive's employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

                              (i)  the unpaid portion of the Base Salary
provided for in Section 2.1, computed on a pro rata basis to the date of termination; and

                              (ii) reimbursement for any expenses for which the
Executive shall not have theretofore been reimbursed as provided in Section 2.2.

                    3.3.2 Upon the termination of the Executive's employment hereunder pursuant to an Involuntary Termination or a Termination for other than Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

                              (i)  the unpaid portion of the Base Salary
provided for in Section 2.1, to the fifth anniversary of the date of this Agreement;

                              (ii) reimbursement for any expenses for which the
Executive shall not have theretofore been reimbursed as provided in Section 2.2; and

                             (iii) the continuation of the benefits afforded
pursuant to Section 2.3(i) through the fifth anniversary of the date of this Agreement.

          4.   Executive's Covenants.
               ---------------------

               4.1 Executive agrees that he will not from and after the date hereof through the fifth anniversary of the termination of the Employment Period (for whatever reason), directly or indirectly, through any other person, firm or corporation, solicit, raid, entice, induce or encourage any employee, sales representative, agent or consultant of or for the Company or its affiliates, to
(i) cease his or her association with or leave the employ of the Company or its affiliates, (ii) solicit customers or suppliers of the Company or its affiliates for Executive's or any other person's or entity's benefit or (iii) otherwise act in violation of that person's obligations to the Company or its affiliates, and Executive shall not authorize or knowingly approve the taking of such actions by any other person.

               4.2 Executive acknowledges that, by reason of his employment with the Company, he will obtain confidential or non-public proprietary knowledge or information pertaining to the business and policies of the Company and its affiliates. Executive agrees that during and after the term of this Agreement, he shall not disclose, without the prior written consent of the Board of Directors of the Company or the Chairman of the Board, any confidential or non-public proprietary knowledge or information pertaining to the Company and its affiliates ("Confidential Information"), including, but not limited to (1) trade secrets concerning the business and affairs of the Company and its affiliates, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, information regarding customers of the Company (including such customers' requirements), price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, designs, methods and information); (2) information concerning the business and affairs of the Company and its affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and material) however documented; and (3) notes, analyses, compilations, studies, summaries and other materials prepared by or for the Company and its affiliates containing or based, in whole or in part, on any information included in the foregoing. Confidential Information shall not include information that: (a) was known to Executive prior to his first employment with the Company or its affiliates, or
(b) is public knowledge, or becomes public knowledge other than by action (or omission) of (i) Executive or persons obtaining access to such information directly or indirectly from Executive or (ii) other persons disclosing such information in breach of obligations to the Company.

               4.3 Executive acknowledges and agrees that all memoranda, notes, reports, records and other documents made or compiled by Executive, or made available to Executive prior to or during the term of this Agreement concerning the Company's and its affiliates, business, shall be the Company's or its affiliates' property and shall be delivered to the Company on the termination of this Agreement or at any other time on request by the Board of Directors or Chairman of the Board of the Company.

               4.4 Executive agrees that he will not, from and after the date hereof through the fifth anniversary of the termination of the Employment Period (for whatever reason), (i) directly or indirectly engage in, represent in any way, or be connected with, any business or activity (such business or activity being hereinafter called a "Competing Business"), which engages in pain management, generic pharmaceuticals or such other activities that (during Executive's Employment Period) the Company engages in or intends to engage in and is set forth in a detailed written business plan that has been submitted to the Company's Board of Directors prior to the termination of the Executive's Employment Period, within any state in which the Company or its affiliates transact business, whether such engagement shall be as an officer, director, owner, employee, partner, affiliate or other participant in any Competing Business; or (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clause (i); provided, however, that it shall
                                              --------  -------
not be a violation of this Section 4.4 for Executive (a) to be the registered or beneficial owner of up to twelve percent (12%) of any class of capital stock of U.S. Dermatalogics, Inc., and the amount and percentage ownership of shares beneficially owned by Executive, as of the date of this Agreement is set forth on Schedule 4.4 hereto, (b) to be the registered or beneficial owner of shares of any class of capital stock of a Competing Business that Executive owns as of the date of this Agreement, the amounts and percentage ownership of which is set forth on Schedule 4.4 hereto or (c) to become the registered or beneficial owner of up to five percent (5%) of any class of the capital stock of a Competing Business, provided that in the case of each of clauses (a), (b)
                         --------
and (c) Executive does not actively participate in the business of such Competing Business until such time as this covenant expires. The Executive acknowledges and understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with the Company's issuance of certain stock to the Executive, as an employee of the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living; provided, however, that the Executive
                                         --------  -------
may actively engage in a Competing Business during the term of the covenant set forth in this Section 4.4 if the Executive provides written notice to the Company prior to engaging in any such Competing Business and the Executive thereafter receives the written consent of the Board of Directors of the Company to engage in such Competing Business. Notwithstanding the foregoing, during the period from and after the date of this Agreement through the fifth anniversary of the termination of the Employment Period, the Executive shall keep the Board of Directors apprised of his business activities.

               4.5 The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company, which he may develop or acquire during the Employment Period (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

                    (i) The Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the reasonable opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

                    (ii) The Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

               4.6 The provisions of this paragraph 4 shall survive the termination or expiration of this Agreement irrespective of the reason therefor.

               4.7 Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to Confidential Information vital to the Company's business. By reason of this,

Executive consents and agrees that if he violates any of the provisions of this Agreement with respect to the diversion of the Company's or its affiliates' employees or confidentiality, the Company or its affiliates would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Executive from committing or continuing any such violation of this Agreement, and Executive shall not object to any such application.

          5.   Indemnification. The Company agrees to indemnify and hold
               ---------------
harmless Executive on the terms set forth in the Company's Bylaws and Certificate of Incorporation as they exist on the date of this Agreement and in any event to the same extent that the Company provides indemnification for its other executive employees.

          6.   Conflicting Duties. The Company acknowledges that during his
               ------------------
tenure pursuant to this Employment Agreement, Executive shall not be required to work "full-time" for the Company and shall work on an as-needed basis, the dates and times of which to be mutually agreed upon by the Company and Executive. In addition, the Company acknowledges that during the Employment Period Executive shall retain the right to pursue and/or fulfill other business opportunities, commitments and obligations so long as such opportunities, commitments and obligations would not constitute a breach by Executive of his obligations under
Section 4 of this Employment Agreement.

          7.   Miscellaneous.
               -------------

               7.1  Notices. Any notice or communication given by either party
                    -------
hereto to the other party shall be in writing and shall be deemed duly given (i) when personally delivered, or (ii) when five days have elapsed after its transmittal, by registered or certified mail, return receipt requested, postage prepaid, or (iii) if transmitted by telecopy, when sent, or (iv) if transmitted by telex (or equivalent service), when the sender's receiving apparatus has printed the answerback of the addressee on a copy of the telex message. Notices shall be addressed as follows:

          If to the Company:

               Endo Pharmaceutical Holdings Inc.
               223 Wilmington-West Chester Pike
               Chadds Ford, Pennsylvania  19317
               Telecopier No.:  610-558-9683
               Attention:  Chief Executive Officer

          If to Executive:

               Mr. John W. Lyle
               28 Inlet Terrace
               Belmar, New Jersey 07719

          With copies in each case to:

               Kleinberg, Kaplan, Wolff & Cohen, P.C.
               551 Fifth Avenue
               New York, New York 10176
               Telecopier No.:  212-986-8866
               Attention:  James R. Ledley, Esq.


               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022
               Telecopier No.:  212-735-2000
               Attention:  Eileen Nugent Simon, Esq.

Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

               7.2  Entire Agreement; Amendment; Waiver. This Agreement contains
                    -----------------------------------
the entire understanding of the parties covering its subject matter and supersedes all prior agreements between the parties. This Agreement may be amended or waived only by a writing signed by both parties. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach of that provision nor as a waiver of any breach of another provision.

               7.3  Headings. The headings of the paragraphs of this Agreement
                    --------
are inserted for convenience only and shall not be considered a part of or be referred to in interpreting this Agreement.

               7.4  Governing Law; Interpretation; Service of Process. This
                    -------------------------------------------------
Agreement shall be construed in accordance with and governed for all purposes by the laws and public policies of the State of New Jersey applicable to contracts executed and to be wholly performed in that State. Service of process in any dispute shall be effective: (a) upon the Company, if service is made on any officer of the Company; and (b) upon Executive, if service is made to Executive's residence last known to the Company with an information copy to Executive at any other residence, or care of a subsequent employer, of which the Company may be aware.

               7.5  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

               7.6  Assignment. Assignment of the rights and obligations of this
                    ----------
Agreement shall bind and enure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties, provided that the successor shall assume the obligations of the Company under this Agreement. Executive's rights or obligations under this Agreement may not be assigned by Executive.

               7.7  Further Assurances. Each of the parties agrees to execute,
                    ------------------
acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers-of-attorney and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

               7.8  Severability. If any one or more of the terms, provisions,
                    ------------
covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, unless the parties hereto would not have entered into this Agreement without said invalid, void or unenforceable term, provision, covenant or restriction. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

                                   Execution
                                   ---------

          The parties have duly executed this Agreement as of the date first above written whereupon this Agreement enters into full force and effect in accordance with its terms.

                                     ENDO PHARMACEUTICALS HOLDINGS
ATTEST:                              INC.
                                     a Delaware Corporation

By: /s/ Jeffrey R. Black                By: /s/ Carol A. Ammon
   Name:  Jeffrey R. Black              Name:  Carol A. Ammon
   Title: Chief Financial Officer       Title: President and Chief
                                               Executive Officer

                                     /s/ John W. Lyle
                                     -------------------------------
                                     John W. Lyle

                                 Schedule 4.4

---------------------------------------------------------------------------------------------------
Competing Business           Shares Beneficially Owned       Percentage Ownership
---------------------------------------------------------------------------------------------------
U.S. Dermatalogics, Inc.     970,250 shares of common        7.9%, fully diluted for the exercise
                             stock                           of the options and the issuance of
                                                             the 23,944 shares conversion of
                             23,944 shares of common         the note
                             stock issuable under a
                             convertible note

                             Options to purchase 25,000
                             shares of common stock

---------------------------------------------------------------------------------------------------
Warner Lambert               Less than 500 shares            Less than 1.0%

---------------------------------------------------------------------------------------------------
American Home Products       Less than 500 shares            Less than 1.0%

---------------------------------------------------------------------------------------------------

                                      11